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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-87013, 333-104321 and 333-111751 of The Sports Authority Inc. (formerly Gart Sports Company) on Form S-8 and No. 333-87410 on Form S-3 of The Sports Authority Inc. (formerly Gart Sports Company) of our report dated April 13, 2004, except for Note 2, as to which the date is April 13, 2005(which report has an explanatory paragraph relating to the Company's restatement of its financial statements), appearing in this Annual Report on Form 10-K/A of The Sports Authority Inc. (formerly Gart Sports Company) for the year ended January 31, 2004.

DELOITTE & TOUCHE LLP

Denver, Colorado
April 14, 2005

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INDEPENDENT AUDITORS' CONSENT